Exhibit 99.1
W HOLDING COMPANY, INC. THE FINANCIAL HOLDING COMPANY OF
WESTERNBANK PUERTO RICO
INFORMS ABOUT NASDAQ NOTICE
Mayagüez, Puerto Rico, August 22, 2006 — W Holding Company, Inc. (NYSE: “WHI”), announced that on August 14, 2006 the Company received notice from The Nasdaq Stock Market indicating that the Company’s Series B, C, D, E, F, G and H preferred securities were subject to potential delisting from The Nasdaq Stock Market for the Company’s inability to file its Form 10-Q for the period ended June 30, 2006 in a timely fashion, as required under Marketplace Rule 4310(c)(14).
On August 17, 2006, the Company filed the subject report with the Securities and Exchange Commission bringing immediately the Company into compliance.